UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2008

InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Maryland	010-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Executive Drive, Suite 100, San Diego, CA 92121
(Address of principal executive offices including zip code)
Registrant's telephone number, including area code: (858)-373-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2008, InfoSonics Corporation, a Maryland corporation (the “Company”), entered into a Distribution Agreement (the “Agreement”) with Samsung Electronics Argentina S.A. (“SEASA”) that allows the Company to distribute Samsung wireless telecommunications devices and related accessories to carriers, retailers and agents in Argentina and Uruguay. The Agreement has an expiration date of December 31, 2008. The Agreement replaces a previous agreement which expired in accordance with its terms.

The description of the Agreement above does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is filed as an exhibit to this Current Report.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On April 8, 2008, the Company’s Compensation Committee approved and authorized the renewal of the employment agreements between the Company and Mr. Joseph Ram, the Company’s Chief Executive Officer (the “Ram Employment Agreement”), Mr. Jeffrey Klausner, the Company’s Chief Financial Officer (the “Klausner Employment Agreement”) and Mr. Abraham Rosler, the Company’s Executive Vice President (the “Rosler Employment Agreement” and, together with the Ram Employment Agreement and the Klausner Employment Agreement, the “Employment Agreements”). The terms of the Employment Agreements do not otherwise materially change the terms of their prior employment agreements, as amended, which employment agreements expired by their terms on December 31, 2007.

Under the terms of the Ram Employment Agreement, the Company agrees to pay Mr. Ram an annual base salary of $325,000, an amount which was approved and publicly disclosed in March 2007. Mr. Ram is also eligible to receive a discretionary performance-based bonus. The term of the Ram Employment Agreement is 4 years. If Mr. Ram’s employment is terminated without “cause” or if he resigns for “reasonable basis,” both as defined in the Ram Employment Agreement, he will be entitled to receive as severance, payments of his base salary for 18 months or one-half the remaining term of the agreement, whichever is greater, conditioned upon the execution by Mr. Ram within 45 days of the termination date, of a general release and waiver of claims against the Company.

Under the terms of the Klausner Employment Agreement, the Company agreed to pay Mr. Klausner an annual base salary of $175,000, an amount which was approved and publicly disclosed in March 2007. Mr. Klausner is also eligible to receive a discretionary performance-based bonus. The term of the Klausner Employment Agreement is 4 years. If Mr. Klausner’s employment is terminated without “cause” or if he resigns for “reasonable basis,” both as defined in the Klausner Employment Agreement, he will be entitled to receive as severance, payments of his base salary for 18 months or one-half the remaining term of the agreement, whichever is greater, conditioned upon the execution by Mr. Klausner within 45 days of the termination date, of a general release and waiver of claims against the Company.

Under the terms of the Rosler Employment Agreement, the Company agreed to pay Mr. Rosler an annual base salary of $150,000, an amount which was approved and publicly disclosed in March 2007. Mr. Rosler is also eligible to receive a discretionary performance-based bonus. The term of the Rosler Employment Agreement is 4 years. If Mr. Rosler’s employment is terminated without “cause” or if he resigns for “reasonable basis,” both as defined in the Rosler Employment Agreement, he will be entitled to receive as severance, payments of his base salary for 18 months or one-half the remaining term of the agreement, whichever is greater, conditioned upon the execution by Mr. Rosler within 45 days of the termination date, of a general release and waiver of claims against the Company.

Copies of the Employment Agreements are attached as Exhibit 10.2, 10.3 and 10.4, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Distribution Agreement by and between InfoSonics Corporation and Samsung Electronics Argentina S.A. effective as of April 8, 2008.

10.2	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Joseph Ram.

10.3	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Jeffrey Klausner.

10.4	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Abraham Rosler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date: April 11, 2008	By:	/s/ Jeffrey Klausner
Jeffrey Klausner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Distribution Agreement by and between InfoSonics Corporation and Samsung Electronics Argentina S.A. effective as of April 8, 2008.

10.2	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Joseph Ram.

10.3	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Jeffrey Klausner.

10.4	Employment Agreement, dated April 8, 2008 by and between InfoSonics Corporation and Abraham Rosler.